UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 27, 2019

American Church Mortgage Company

(Exact Name of Registrant as Specified in Charter)

Minnesota	33-87570	41-1793975
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10400 Yellow Circle Drive, Suite 102 Minnetonka, Minnesota		55343
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code (952 945-9455

10237 Yellow Circle Drive, Minnetonka, Minnesota 55343

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	NA	NA

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 27, 2019, American Church Mortgage Company (the “Company”) held its 2019 annual meeting of shareholders (the “2019 Annual Meeting”). At the 2019 Annual Meeting, the matters voted upon, including the number or votes cast for, against or withheld, as well as the number of abstentions and broker–non-votes, as to each such matter were as follows:

Proposal 1: All four of the Company’s nominees for director as listed in the Company’s 2019 proxy statement were elected with the number of votes cast for each nominee as follows:

	Shares Voted “FOR”	Votes “WITHHELD”	Uncast
Philip J. Myers	615,326	14,042	4,849
Kirbyjon H.Caldwell	590,247	38,921	4,849
Dennis J. Doyle	590,940	38,428	4,849
Michael G. Holmquist	581,370	23,228	4,849

Proposal 2: The Company’s shareholders ratified the Company’s Board of Directors amendment to the Company’s Financing Policies to increase the percentage of mortgage-debt securities (church bonds) that may be held by the Company from 30% to 40% and a related interpretation. Because the policy is incorporated into the Company’s Bylaws by virtue of Bylaw Section 3.20, the revision constitutes an amendment to the Company’s Bylaws.

Shares Voted “FOR”	Shares Voted “AGAINST”	Shares “ABSTAINING”	Uncast
581,370	21,472	31,375	0

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

On June 27, 2017, as noted above, the Company’s shareholders ratified the Board of Directors amendment to the Company’s Financing Policies to increase the percentage of mortgage-secured debt securities (church bonds) that may be held by the Company from 30% to 40%. In particular, the policy as amended, reads as follows:

“The total principal amount of mortgage-secured debt securities we purchase from churches and other non-profit religious organizations is limited to 40% of our Average Invested Assets.”

Because the policy is incorporated into the Company’s Bylaws by virtue of Bylaw Section 3.20, the revision constitutes an amendment to the Company’s Bylaws.

In addition, on June 27, 2019, the Company’s shareholders ratified two Board interpretation policies. Both policies were initially approved by the Board on April 18, 2018 and both relate to how the percentage of Average Invested Assets is calculated. In particular, the interpretation policies provide that:

(i)	In calculating the percentage of mortgage-secured debt securities held as of any date, the principal amount of mortgage-secured debt securities held shall exclude the principal amount of any mortgage-secured debt securities that have been in default for more than six (6) consecutive months as of such determination date;

and,

(ii)	In determining the percentage of mortgage-secured debt securities held as Average Invested Assets, the amount of loan assets included in the determination shall be increased by the principal amount of mortgage-secured debt securities held by the Company on the determination date where the Company purchased 100% of the Series of such mortgage-secured debt securities issued by an issuer and the Company continues to own 100% of such bond issue on the determination date.

The Company’s shareholders also ratified a further clarification by the Board that makes clear that 100% owned mortgage-secured debt securities shall be treated as mortgage-secured debt securities for purposes of determining the advisory fee to be paid to the Advisor based on such assets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Church Mortgage Company
Date: July 2, 2019
By /s/ Scott J. Marquis Chief Financial Officer & Treasurer

17566852v2